EXHIBIT 99.1

CRDF Global		INVOICE

Invoice Number: 30036_ inv01_Sept 13
1776 Wilson Boulevard, Suite 300 Arlington, VA 222Q9 Telephone: Facsimile: Web-site:	703-526-9720 703-526-9721 http://www.crdfglobal.org

SPONSOR: Amazonica Corp dba Euro American Hydrogen Corp 187 E. Warm Springs Rd. Suite B160 Las Vegas, NV 89119 Attn.: Michael Soursos	BILL TO Amazonica Corp ba Euro American Hydrogen Corp 187 E. Warm Springs Rd. Suite B160 Las Vegas, NV 89119 Attn.: Michael Soursos

CRDF Global Project Number	Sponsor Ref. Number	Requested Start Date	Invoice Date	Payment Terms
UKP1-30036-KK-13		On-going	September 23, 2013	Payable Upon Receipt (not later than 30 days)

Item#	Description		Amount

1	Funding to be administered for project entitled "Research of process of pure hydrogen production from the flame of combustion of hydrocarbons".

	Individual Financial Support Equipment. Supplies. Services Travel		$93,960.00
	Institutional Support		$77,724.00
	Other		$13,500.00
	Project Funds		$14,816.00

2	Subtotal		200,000.00
3	Management Fees	11%	22,000.00
			$222,000.00

Notes/Special Instructions:

Attachments:

Please address all inquiries regarding this invoice to Ms. Nadezhda Klimenko, Client Relationship Manager (klimenko@CRDF.ru).

Wire Transfer Information:

Domestic Wires: Citibank, N.A.; 1010 North Glebe Road, Suite 150, Arlington, VA 22201; For credit to: U.S. Civilian Research & Development Foundation; ABA# 254070116; Account #15432602.

International Wires: Citibank, N.A.; SWIFT: CITIUS33; ABA#: 021000089; Further Credit: Citibank, N.A., 1010 North Glebe Road, Suite 150, Arlington, VA 22201 USA; For credit to: U.S. Civilian Research & Development Foundation; ABA#: 254070116; Account #15432602.

Check Payments:	CRDF Global Finance - AIR Dept. 1776 Wilson Boulevard, 3rd Floor Arlington, VA 22209
(Please make sure to include CRDF invoice and/or project number on all checks)

Payments must be in U.S. dollars. Sponsors are responsible for all bank transfer fees.

09/23/2013
Signature of Authorize CRDF Representative	Date